Exhibit (9)



            TRANSFER AGENCY SERVICES AND SHAREHOLDER SERVICES AGREEMENT

                               TERMS AND CONDITIONS

        This Agreement is made as of August 18, 1995, to be effective as of such date as is agreed to in writing by the parties, by and between

   MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST (the "Fund"), a Maryland

   corporation and PFPC INC. ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Bank Corp.

        The Fund is registered as an open-end management series investment company under the Investment Company Act of 1940, as amended ("1940 Act").

   The Fund wishes to retain PFPC to serve as the transfer agent, registrar,

   dividend disbursing agent and shareholder servicing agent for such portfolios as are listed in Appendix B to this agreement, as such Appendix B may be amended from time to time (the "Portfolios"), and PFPC wishes to furnish such services.

        In consideration of the promises and mutual covenants herein contained,

   the parties agree as follows:

        1.   Definitions.
             -----------

             (a)  "Authorized Person".  The term "Authorized Person" shall mean
                  -------------------

   any officer of the Fund and any other person who is duly authorized by the

   Fund's Governing Board to give Oral and

   Written Instructions on behalf of the Fund.  Such persons are listed in the

   Certificate attached hereto as the Authorized Persons Appendix or any amendment thereto as may be received by PFPC from time to time.  If PFPC provides more than one service hereunder, the Fund's designation of

   Authorized Persons may vary by service.

             (b)  "Governing Board".  The term "Governing Board" shall mean the
                  -----------------

   Fund's Board of Directors if the Fund is a corporation or the Fund's Board of

   Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

             (c)  "Oral Instructions".  The term "Oral Instructions" shall mean
                  -------------------

   oral instructions received by PFPC from an Authorized Person by telephone or in person.

             (d)  "SEC".  The term "SEC" shall mean the Securities and Exchange
                  -----

   Commission.

             (e)  "Securities Laws".  The term "Securities Laws" shall mean the
                  -----------------

   1933 Act, the 1934 Act and the 1940 Act.  The terms the "1933 Act" shall mean the Securities Act of 1933, a amended, and the "1934 Act" shall mean the

   Securities Exchange Act of 1934, a amended.



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             (f)  "Shares".  The term "Shares" shall mean the shares of
                  --------

   beneficial interest of any Portfolio or class of the Fund.

             (g)  "Written Instructions".  The term "Written Instructions" shall
                  ----------------------

   mean written instructions signed by one Authorized Person and received by

   PFPC.  The instructions may be delivered by hand, mail, tested telegram,

   cable, telex or facsimile sending device.

        2.   Appointment.  The Fund hereby appoints PFPC to serve as transfer
             -----------

   agent, registrar, dividend disbursing agent and shareholder servicing agent to each of its Portfolios, in accordance with the terms set forth in this

   Agreement, and PFPC accepts such appointment and agrees to furnish such services.

        3.   Delivery of Documents.  The Fund has provided or, where applicable,
             ---------------------

   will provide PFPC with the following:

             (a)  Certified or authenticated copies of the resolutions of the

   Fund's Governing Board, approving the appointment of PFPC to provide services to each Portfolio and approving this agreement;



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



             (b)  A copy of the Fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A under the 1933 Act and 1940 Act as filed with the SEC;

             (c)  A copy of the Fund's investment advisory and administration agreement or agreements;

             (d)  A copy of the Fund's distribution agreement or agreements;

             (e)  Copies of any shareholder servicing agreements made in respect of the Fund; and

             (f)  Copies of any and all amendments or supplements to the foregoing.

        4.   Compliance with Government Rules and Regulations.  PFPC undertakes
             ------------------------------------------------

   to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder.  Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

        5.   Instructions.  Unless otherwise provided in this Agreement, PFPC
             ------------

   shall act only upon Oral and Written Instructions.

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   PFPC shall be entitled to rely upon any Oral and Written Instruction it receives from an Authorized Person pursuant to this Agreement.  PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders, unless and until it receives Written Instructions to the contrary.

        The Fund agrees to forward to PFPC Written Instructions

   confirming Oral Instructions so that PFPC receives the Written

   Instructions by the close of business on the next business day after such

   Oral Instructions are received.  The fact that such confirming Written

   Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral

   Instructions.  Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the

   Fund in acting upon such instructions provided that PFPC's actions comply with the other provisions of this Agreement.

        6.   Right to Receive Advice.
             -----------------------

             (a)  Advice of the Fund.  If PFPC is in doubt as to any action it
                  ------------------

   should or should not take, PFPC will request directions or advice, including

   Oral or Written Instructions, from the Fund.

             (b)  Advice of Counsel.  If PFPC shall be in doubt as to any
                  -----------------

   question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

             (c)  Conflicting Advice.  In the event of a conflict between
                  ------------------

   directions, advice or Oral or Written Instructions PFPC receives from the

   Fund and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel.  In the event PFPC so relies on the advice of counsel,

   PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities provided for in this

   Agreement.

             (d)  Protection of PFPC.  PFPC shall be protected in any action it
                  ------------------

   takes or does not take in reliance upon directions, advice or Oral or Written

   Instructions it receives from the Fund
   or from counsel in accordance with this Agreement and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral or Written

   Instructions.

        Nothing in this paragraph shall be construed to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or  Written

   Instructions, or (ii) to act in accordance with such directions, advice or

   Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.  Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard of PFPC of any duties, obligations or responsibilities provided for in this Agreement.

        7.   Records and Visits.  PFPC shall prepare and maintain in complete
             ------------------

   and accurate form all books and records necessary for it to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund, including (a) all those records required to be prepared and maintained by the Fund under the 1940 Act, by other applicable Securities

   Laws, rules and regulations and by state laws and (b) such books and records as
   are necessary for PFPC to perform all of the services it agrees to provide in this Agreement and the appendices attached hereto.  The books and records pertaining to the Fund which are in the possession, or under the control, of

   PFPC shall be the property of the Fund.  The Fund or the Fund's Authorized

   Persons shall have access to such books and records at all times during

   PFPC's normal business hours.  Upon the reasonable request of the Fund,

   copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund.  Upon reasonable notice by the Fund,

   PFPC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund.

        8.   Confidentiality.  PFPC agrees on its own behalf and that of its
             ---------------

   employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), its investment adviser and its principal underwriter, unless the release of such records or information is otherwise consented to, in writing, by the Fund prior to its
   release.  The Fund agrees that such consent shall not be unreasonably withheld, and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

        9.   Cooperation with Auditors.  PFPC shall cooperate with the Fund's
             -------------------------

   independent public auditors and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such auditors for the expression of their opinion, as required by the Fund.

        10.  Disaster Recovery.  PFPC shall enter into and shall maintain in
             -----------------

   effect with appropriate parties one or more agreements making reasonable provision for periodic backup of computer files and data with respect to the

   Fund and emergency use of electronic data processing equipment.  In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take all reasonable steps to minimize service interruptions.  PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failures, provided such loss or interruption is not caused by the negligence of PFPC and provided further that PFPC has complied with the provisions of this Paragraph 10.

        11.  Compensation.  As compensation for services rendered by PFPC during
             ------------

   the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to, from time to time, in writing by the Fund and PFPC.

        12.  Indemnification.
             ---------------

             (a)  The Fund agrees to indemnify and hold harmless PFPC  and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the

   Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including, without limitation, reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request of or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or

   Written Instructions.  Neither PFPC, nor any of its nominees, shall be indemnified against any liability (or any expenses incident to such liability) arising out
   of PFPC's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

             (b)  PFPC agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities arising from

   PFPC's obligations pursuant to this Agreement  (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses,

   including, without limitation, reasonable attorneys' fees and disbursements,

   arising directly or indirectly out of PFPC's or its nominee's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

             (c)  In order that the indemnification provisions contained in this

   Paragraph 12 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.

   The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

        13.  Insurance.  PFPC shall maintain insurance of the types and in the
             ---------

   amounts deemed by it to be adequate.  To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, PFPC or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

        14.  Security.  PFPC represents and warrants that, to the best of its
             --------

   knowledge, the various procedures and systems which PFPC has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of the



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



   Fund's blank checks, certificates, records and other data and PFPC's equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.  PFPC shall review such systems and procedures on a periodic basis and the Fund shall have access to review these systems and procedures.

        15.  Responsibility of PFPC.  PFPC shall be under no duty to take any
             ----------------------

   action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing.  PFPC shall be obligated to exercise due care and diligence in the performance of its duties hereunder,

   to act in good faith and to use its best efforts in performing services provided for under this Agreement.  PFPC shall be liable only for any damages arising out of or in connection with PFPC's performance of or omission or failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's negligence, reckless disregard of its duties, bad faith or willful misfeasance.



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



        Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this

   Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) subject to the provisions of

   Paragraph 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails,

   transportation, communication or power supply.

        16.  Description of Services.  PFPC shall perform the duties of the
             -----------------------

   transfer agent, registrar, dividend disbursing agent and shareholder servicing agent of the Fund and its specified Portfolio.

             (a)  Purchase of Shares.  PFPC shall issue and credit an account of
                  ------------------

   an investor in the manner described in the Fund's prospectus once it receives:

                  (i)  A purchase order;

                 (ii)  Proper information to establish a shareholder account;
                       and

                (iii) Confirmation of receipt or crediting of funds for such order from the Fund's custodian.


             (b)  Redemption of Shares.  PFPC shall redeem a Portfolios' Shares
                  --------------------

   only if that function is properly authorized by the Fund's organizational documents or resolution of the Fund's Governing Board.  Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus when the shareholder tenders his or her Shares in proper form and directs the method of redemption.

             (c)  Dividends and Distributions.  Upon receipt of a resolution of
                  ---------------------------

   the Fund's Governing Board authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash if provided for in each Portfolio's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax law or other laws, rules or regulations.  PFPC shall mail to each Portfolio's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.

        PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law,

   rule or regulation.

             (d)   PFPC will provide the services listed on Appendix A on an

   ongoing basis.  Performance of certain of these services, with accompanying responsibilities and liabilities, may be delegated and assigned to

   PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. or to an

   affiliated person of either in accordance with the provisions of Section

   23(b).

        17.  Duration and Termination.
             ------------------------

             (a)  This Agreement shall continue until January 30, 1997 and shall automatically be renewed thereafter on a year-to-year basis; provided that this Agreement may be terminated by either party for cause.

             (b)  With respect to the Fund, cause includes, but is not limited to:  (i) PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement.  In order for such material breach to constitute "cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 15-day period; (ii) financial difficulties of PFPC evidenced by the authorization or commencement of a voluntary or involuntary bankruptcy under the U.S. Bankruptcy Code or any applicable bankruptcy or similar law, or under any applicable law of any jurisdiction relating to the liquidation or reorganization of debt, the appointment of a receiver or to the modification or alleviation of the rights of creditors; and (iii) issuance of an administrative or court order against

   PFPC with regard to the material violation or alleged material violation of the Securities Laws or other applicable laws related to its business of performing transfer agency services.

             (c)  With respect to PFPC, cause includes, but is not limited to,

   the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement.

             (d)  Any notice of termination for cause in conformity with subparagraphs (a), (b) and (c) of this Paragraph by the Fund shall be effective thirty (30) daysfrom the date of such notice.

   Any notice of termination for cause by PFPC shall be effective 90 days from the date of such notice.

             (e)  Upon the termination hereof, the Fund shall pay to PFPC such compensation as may be due for the period prior to the date of such termination.  In the event that the Fund designates a successor to any of

   PFPC's obligations under this Agreement, PFPC shall, at the direction and expense of the Fund, transfer to such successor all relevant books, records and other data established or maintained by PFPC hereunder including a certified list of the shareholders of each Portfolio of the Fund with name,

   address, and if provided taxpayer identification or Social Security number,

   and a complete record of the account of each shareholder. To the extent that PFPC incurs expenses related to a transfer of responsibilities to a successor, other than expenses involved in PFPC's providing the Fund's books and records to the successor, PFPC shall be entitled to be reimbursed for such expenses, including any out-of-pocket expenses reasonably incurred by PFPC in connection with the transfer.

             (f)  Any termination effected pursuant to this Paragraph shall not affect the rights and obligations of the parties under Paragraph 12 hereof.

             (g)  Notwithstanding the foregoing, this Agreement shall terminate with respect to the Fund and any Portfolio thereof upon the  liquidation,

   merger or other dissolution of the Fund or Portfolio or upon the Fund's ceasing to be registered investment company.

        19.  Registration as a Transfer Agent.  PFPC represents that it is
             --------------------------------

   currently registered with the appropriate federal agency for the registration of transfer agents, or is otherwise permitted to lawfully conduct its activities without such registration and that it will remain so registered for the duration of this Agreement.  PFPC agrees that it will promptly notify the Fund in the event of
   any material change in its status as a registered transfer agent.  Should

   PFPC fail to be registered with the SEC as a transfer agent at any time during this Agreement, and such failure to register does not permit PFPC to lawfully conduct its activities, the Fund may terminate this Agreement upon five days written notice to PFPC.

        20.  Notices.  All notices and other communications, other than Oral or
             -------

   Written Instructions, shall be in writing or by confirming telegram, cable,

   telex or facsimile sending device.  Notice shall be addressed (a) if to PFPC at PFPC's address, 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if

   to the Fund, at 1285 Avenue of the Americas, New York, N.Y. 10019; or (c) if

   to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other communication.  If the notice is sent by confirming telegram, cable telex or facsimile sending device during regular business hours, it shall be deemed to have been given immediately.  If sent during a time other than regular business hours, such notice shall be deemed to have been given at the opening of the next business day.  If notice is sent by first-class mail, it shall be deemed to have

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   been given three business days after it has been mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.  All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a notice hereunder shall be paid by the sender.

        21.  Amendments.  This Agreement, or any term thereof, may be changed or
             ----------

   waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

        22.  Additional Portfolio.  In the event that the Fund establishes one
             --------------------

   or more investment Portfolios in addition to and with respect to which it desires to have PFPC render services as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent under the terms set forth in this Agreement, it shall so notify PFPC in writing, and PFPC shall agree in writing to provide such services, and such investment Portfolio shall become a Fund hereunder, subject to such additional terms, fees and conditions as are agreed to by the parties.

        23.  Assignment and Delegation.
             -------------------------

             (a)  PFPC may, at its owns expense, assign its rights and delegate its duties hereunder to any wholly owned direct or indirect subsidiary of PNC

   Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate agrees with PFPC to comply with all relevant provisions of the Securities Laws;  and

   (iii) PFPC and such delegate promptly provide such information as the Fund may request and respond to such questions as the Fund may ask relating to the delegation, including, without limitation, the capabilities of the delegate.

   The assignment and delegation of any of PFPC's duties under this subparagraph

   (a) shall not relieve PFPC of any of its responsibilities or liabilities under this Agreement.

             (b)  PFPC may assign its rights and delegate its duties hereunder to PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. or

   affiliated person of either provided that (i) PFPC gives the Fund thirty (30)

   days' prior written notice; (ii) the delegate agrees to comply with all relevant provisions of the Securities Laws; and (iii) PFPC and such delegate promptly provide such information as the Fund may request and respond to such questions as the Fund may ask relative to the delegation, including, without limitation, the capabilities of the delegate.  In assigning its rights and delegating its duties under this paragraph, PFPC may impose such conditions or limitations as it determines appropriate including the condition that PFPC be retained as a sub-transfer agent.

             (c)  In the event that PFPC assigns its rights and delegates its duties under this section, no amendment of the terms of this Agreement shall become effective without the written consent of PFPC.

        24.  Counterparts.  This Agreement may be executed in two or more
             ------------

   counterparts, each of which shall be deemed an original, but all of which

   together shall constitute one and the same instrument.      25.  Further
                                                                    -------

   Actions.  Each party agrees to perform such further acts and execute such
   -------

   further documents as are necessary to effectuate the purposes hereof.

        26.  Limitation of Liability.  Notice is hereby given that this
             -----------------------

   Agreement is executed on behalf of the Fund and that the obligations of this instrument are not binding upon any of the directors, officers or shareholders individually but are binding only upon the assets and property of the Fund. PFPC agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the particular Portfolio of the Fund in settlement of such right or claims, and not to such directors, officers or shareholders.

        27.  Miscellaneous.  This Agreement embodies the entire agreement and
             -------------

   understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any,

   with respect to services to be performed and compensation to be paid under this Agreement.

        The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware Law, except that, to the extent provision of the

   Securities Laws govern the subject matter of this Agreement, such Securities

   Laws will controlling.  If any
   provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.



                       PFPC INC.


                       By: /s/ Robert Perlsweig
                           _______________________________



                       MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST


                       By: /s/ Gregory K. Todd
                           _______________________________

                                    APPENDIX A

                              Description of Services
                              -----------------------

        (a)  Services Provided on an Ongoing Basis by PFPC to the Fund, If
             -------------------------------------------------------------
             Applicable.
             ----------


            (i) Establish and maintain proper shareholder registrations, unless requested by the Fund;

           (ii) Review new applications with correspondence to shareholders to complete or correct information;

          (iii)   Direct payment processing of checks or wires;

           (iv) Prepare and certify stockholder lists in conjunction with proxy solicitations;

            (v)   Countersign share certificates;

           (vi)   Prepare and mail to shareholders confirmation of activity;

          (vii)   Provide assistance when necessary for shareholder servicing;

         (viii) Send duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

           (ix) Provide periodic shareholder lists, outstanding share calculations and related statistics to the Fund;

           (x)    Provide detailed data for underwriter/broker confirmations;

           (xi)   Periodic mailing of year-end tax and statement information;

          (xii) Notify on a daily basis the investment adviser, accounting agent, and custodian of fund activity; and

         (xiii) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

        (b)  Services Provided by PFPC Under Oral or Written Instructions of the
             -------------------------------------------------------------------
             Fund.
             ----

             (i) Accept and post daily Portfolio and class purchases and redemptions;

            (ii)  Accept, post and perform shareholder transfers and exchanges;

           (iii)  Pay dividends and other distributions;

            (iv)  Solicit and tabulate proxies; and

             (v)  Issue and cancel certificates.

        (c)  Shareholder Account Services.
             ----------------------------

             (i) PFPC may arrange, in accordance with the Portfolios' prospectus, for issuance of Shares obtained through:

                  . The transfer of funds from shareholders' account at financial institutions; and

                       Any pre-authorized check plan.

            (ii)  PFPC, if requested, shall arrange for a shareholder's:

                  . Exchange of Shares for shares of a fund for which the Fund has exchange privileges;

                  . Systematic withdrawal from an account where that shareholder participates in a systematic withdrawal plan; and/or

                  . Redemption of Shares from an account with a checkwriting privilege.

        (d)  Communications to Shareholders.  Upon timely written instructions,
             ------------------------------
             PFPC shall mail all communications by the Fund to its shareholders, including:

             (i)  Reports to shareholders;

            (ii)  Confirmations of purchases and sales of Fund Shares;

           (iii)  Monthly or quarterly statements;

            (iv)  Dividend and distribution notices;

             (v)  Proxy material; and

            (vi)  Tax form information.

        If requested by the Fund, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders and supply personnel to serve as inspectors of election.

        (e)  Records.  PFPC shall maintain records of the accounts for each
             -------
             shareholder showing the following information:

             (i) Name, address and United States Tax Identification or Social Security number;

            (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

           (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

            (iv) Any stop or restraining order placed against a shareholder's account;

             (v) Any correspondence relating to the current maintenance of a shareholder's account;

            (vi)  Information with respect to withholdings; and

           (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

        (f)  Lost or Stolen Certificates.  PFPC shall place a stop notice
             ---------------------------
             against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.

             A new certificate shall be registered and issued upon:

             (i) Shareholder's pledge of a lost instrument bond or such other and appropriate indemnity bond issued by a surety company approved by PFPC; and

            (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC.

        (g)  Shareholder Inspection of Stock Records.  Upon requests from Fund
             ---------------------------------------
             shareholders to inspect stock records, PFPC will notify the Fund and require instructions granting or denying such request prior to taking any action. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's shareholder records.

                                    APPENDIX B


                           PACE Money Market Investments
                PACE Government Securities Fixed Income Investments
                    PACE Intermediate Fixed Income Investments
                      PACE Strategic Fixed Income Investments
                      PACE Municipal Fixed Income Investments
                       PACE Global Fixed Income Investments
                    PACE Large Company Value Equity Investments
                   PACE Large Company Growth Equity Investments
                PACE Small/Medium Company Value Equity Investments
                PACE Small/Medium Company Growth Equity Investments
                       PACE International Equity Investments
              PACE International Emerging Markets Equity Investments